Exhibit 99.1

Clorox Provides Preliminary Q1 Financial Information and Operations Update

OAKLAND, Calif., Oct. 4, 2023 — The Clorox Company (NYSE: CLX) (the “Company” or “Clorox”) today announced certain preliminary financial information for the first quarter of fiscal 2024, which ended Sept. 30, 2023, as well as an operations update following the previously announced cybersecurity attack that impacted the Company’s business.

•	Net sales are expected to decrease by 28% to 23% from the year-ago quarter. Organic sales are now expected to decrease by 26% to 21% for the quarter, compared to the Company’s prior expectations of mid-single-digits growth as provided in the Q4 earnings remarks. This is due to the impacts of the recent cybersecurity attack that was disclosed in August, which caused wide-scale disruption of Clorox’s operations, including order processing delays and significant product outages. Shipment and consumption trends prior to the cybersecurity attack were in line with the Company’s prior expectations.
•	Gross margin is now expected to be down from the year-ago quarter compared to the Company’s prior expectations for gross margin to be up, as provided in the Q4 earnings remarks, as the impact of the cybersecurity attack more than offset the benefits of pricing, cost savings and supply chain optimization. The impact of the cybersecurity attack on gross margin also includes lower cost absorption driven by lower volume.
•	Diluted net earnings per share (diluted EPS) is expected to be between a loss of $0.75 to a loss of $0.35.
•	Adjusted EPS is expected to be a loss of $0.40 to $0.00, as the impact from the cybersecurity attack more than offset the benefits of pricing, cost savings and supply chain optimization. The impact of the cybersecurity attack also includes lower cost absorption in cost of products sold and operating expenses, which are largely fixed costs in the short term. To provide greater visibility into the underlying operating performance of the business, preliminary adjusted EPS excludes charges related to the Company’s long-term strategic investment in digital capabilities and productivity enhancements, costs related to the cybersecurity attack, and the streamlined operating model.

Based on its current assessment of the situation, the Company expects to experience ongoing, but lessening, operational impacts in the second quarter as it makes progress in returning to normalized operations. The Company also expects to begin to benefit from the restocking of retailer inventories as it ramps up fulfillment in the second quarter.

Clorox is in the process of assessing the impact of the cybersecurity attack on fiscal year 2024 and beyond. The Company will provide an updated outlook during its first quarter earnings call in November.

Operational Update

As previously disclosed, the Company believes the cybersecurity attack has been contained and the Company is making progress in restoring its systems and operations. On Sept. 25, Clorox began the process of transitioning back to automated order processing and the vast majority of orders are now taking place in an automated manner, which is enabling the Company to ramp up output and shipments to rebuild retailer inventories. Clorox expects the process of restocking retailer inventories will occur over time as it ships above consumption levels.

Preliminary Information

The unaudited financial and operational information presented in this press release is preliminary and may change. Clorox’s financial closing procedures with respect to the estimated financial information provided in this press release are not yet complete, and as a result, the Company’s final results may vary materially from the preliminary results included in this press release. Clorox undertakes no obligation to update or supplement the information provided in this press release until the Company releases its financial statements for the three months ended Sept. 30, 2023. The preliminary financial information included in this press release reflects the Company’s current estimates based on information available as of the date of this press release and has been prepared by Company management. This preliminary financial and operational information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future periods. This preliminary financial and operational information could be impacted by the effects of financial closing procedures, final adjustments, and other developments.

About The Clorox Company

The Clorox Company (NYSE: CLX) champions people to be well and thrive every single day. Its trusted brands, which include Brita®, Burt's Bees®, Clorox®, Fresh Step®, Glad®, Hidden Valley®, Kingsford®, Liquid-Plumr®, Pine-Sol® and Natural Vitality®, can be found in about nine of 10 U.S. homes and internationally with brands such as Ayudin®, Clorinda®, Chux® and Poett®. Headquartered in Oakland, California, since 1913, Clorox was one of the first U.S. companies to integrate ESG into its business reporting, with commitments in three areas: Healthy Lives, Clean World and Thriving Communities. Visit thecloroxcompany.com to learn more.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, statements related to the preliminary financial estimates and projections, including sales, margin or earnings guidance or outlook, and statements regarding the expected or potential impact of the Company’s operational disruption stemming from a cybersecurity attack. Except for historical information, statements about future volumes, sales, organic sales growth, diluted earnings per share, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management's estimates, beliefs, assumptions and projections. Words such as "outlook," “could,” "may," "expects," "estimates," "will" and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations are described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2023, as updated from time to time in the Company's Securities and Exchange Commission filings. These factors include, but are not limited to: the duration and magnitude of the Company’s operational disruption stemming from a cybersecurity attack, the effectiveness of the Company's incident response and the business continuity plans and the ongoing assessment of the impact of the attack on its business, operations and financial results, financial reporting, any further business disruptions from the attack and any unfavorable outcomes of and increased costs from any legal proceedings relating to the attack and the accuracy of the Company’s estimates and assumptions on which its preliminary financial estimates and financial projections, including any sales, margin or earnings guidance or outlook it may provide from time to time, are based. The Company’s forward-looking statements in this press release are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Non-GAAP Financial Information

This press release contains preliminary non-GAAP financial information related to organic sales growth / (decrease), and adjusted EPS for the first quarter of fiscal year 2024.

Clorox defines organic sales growth / (decrease) as GAAP net sales growth / (decrease) excluding the effect of foreign exchange rate changes and any acquisitions or divestitures.

Organic sales growth / (decrease) information for the first quarter of fiscal year 2024 excludes the impact of unfavorable foreign currency exchange rate changes, which the Company currently expects to reduce GAAP net sales growth / (decrease) by about 2 percentage points.

Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the Company was operating and expects to continue to operate throughout the relevant periods, and the Company's estimate of the impact of foreign exchange rate changes, which are difficult to predict and out of the control of the Company and management. However, organic sales growth / (decrease) may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.

Adjusted EPS is defined as diluted earnings per share that excludes or has otherwise been adjusted for significant items that are nonrecurring or unusual. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

Adjusted EPS is supplemental information that management uses to help evaluate the Company's historical and prospective financial performance on a consistent basis over time. Management believes that by adjusting for certain items affecting comparability of performance over time, such as incremental costs related to cybersecurity attacks, asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses / (gains) related to acquisitions and other nonrecurring or unusual items, investors and management are able to gain additional insight into the Company's underlying operating performance on a consistent basis over time. However, adjusted EPS may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.

The reconciliation table(s) below refer to the equivalent GAAP measures adjusted as applicable for the following items:

Cybersecurity Attack Costs

Beginning in the first quarter of fiscal year 2024, incremental costs were incurred by the Company as a result of the identification of unauthorized activity on some of its Information Technology (IT) systems, as more thoroughly described in the Form 8-Ks that were furnished on Aug. 14 and Sept. 18, 2023. These costs were incurred to investigate and remediate the attack as well as incremental operating costs from the resulting disruption to parts of the Company’s business operations. These costs include third-party consulting services, including forensic experts, legal counsel and other IT professional services.

Cybersecurity attack costs are provided exclusive of any potential insurance recoveries. The timing of recognizing insurance recoveries may differ from the timing of recognizing the associated expenses. Costs associated with ongoing cybersecurity monitoring and prevention as well as enhancement to the Company’s cybersecurity program are not included within this adjustment. The Company expects to continue to incur costs associated with the cybersecurity attack in future periods.

Due to the nature, scope and magnitude of these costs, the Company's management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in the Company's operations and is useful for period over period comparisons. It also allows investors to view underlying operating results in the same manner as they are viewed by Company management.

Streamlined Operating Model

In the first quarter of fiscal year 2023, Clorox began recognizing costs related to a plan that involves streamlining its operating model to meet its objectives of driving growth and productivity. The streamlined operating model is expected to enhance the Company's ability to respond more quickly to changing consumer behaviors and innovate faster. The Company anticipates the implementation of this new model will be completed in fiscal year 2024, with different phases occurring throughout the implementation period.

Once fully implemented, the Company expects annual cost savings of approximately $75 million to $100 million, with benefits of approximately $35 million realized in fiscal year 2023. The benefits of the streamlined operating model are currently expected to increase future cash flows as a result of cost savings that will be generated primarily in the areas of selling and administration, supply chain, marketing and research and development.

The Company incurred $60 million of costs in fiscal year 2023. Related costs are primarily expected to include employee-related costs to reduce certain staffing levels, such as severance payments, as well as for consulting and other costs. Due to the nonrecurring and unusual nature of these costs, the Company’s management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in the Company's operations and is useful for period over period comparisons. It also allows investors to view underlying operating results in the same manner as they are viewed by Company management.

Digital Capabilities and Productivity Enhancements Investment

As announced in August 2021, the Company plans to invest approximately $500 million over a five-year period in transformative technologies and processes. This investment, which began in the first quarter of fiscal year 2022, includes replacement of the Company's enterprise resource planning system and transitioning to a cloud-based platform as well as the implementation of a suite of other digital technologies. Together it is expected that these implementations will generate efficiencies and transform the Company's operations in the areas of supply chain, digital commerce, innovation, brand building and more over the long term.

Due to the nature, scope and magnitude of this investment, these costs are considered by management to represent incremental transformational costs above the historical normal level of spending for information technology to support operations. Since these strategic investments, including incremental operating costs, will cease at the end of the investment period, are not expected to recur in the foreseeable future and are not considered representative of the Company's underlying operating performance, the Company's management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in the Company's operations and is useful for period-over-period comparisons. It also allows investors to view underlying operating results in the same manner as they are viewed by Company management.

Reconciliation of Preliminary Adjusted Earnings (Losses) Per Share Information

(Dollars in millions except per share data)

	Three Months Ended Sept. 30, 2023 (Preliminary estimated range)
	Diluted Earnings (Losses) Per Share
	Low	High
As estimated (GAAP)	$(0.75)	$(0.35)
Cybersecurity attack costs (1)	0.14	0.14
Streamlined operating model (2)	0.02	0.02
Digital capabilities and productivity enhancements investment (3)	0.19	0.19
As adjusted (Non-GAAP)	$(0.40)	$(0.00)
(1)	During the three months ended Sept. 30, 2023, the Company expects to incur approximately $25 ($19 after tax) of costs related to the cybersecurity attack. These costs relate to third-party consulting services, including forensic experts, legal counsel and other IT professional services, as well as incremental operating costs incurred from the resulting disruption to parts of the Company’s business operations.
(2)	During the three months ended Sept. 30, 2023, the Company expects to incur $3 ($2 after tax) of restructuring and related costs, net related to implementation of the streamlined operating model.
(3)	During the three months ended Sept. 30, 2023, the Company expects to incur approximately $32 ($24 after tax) of operating expenses related to its digital capabilities and productivity enhancements investment.

Contacts

Media Relations
corporate.communications@clorox.com

Investor Relations
investor.relations@clorox.com

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